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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Information Holdings Inc. 1998 Stock Option Plan and to the incorporation by reference therein of our report dated February 24, 2000, with respect to the consolidated financial statements of Information Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 12, 2000